UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2012, Swisher Hygiene Inc. (the “Company”) amended its senior secured revolving credit facility with the lenders named therein and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Amended Credit Facility”). Under the amendment, the Company may borrow a maximum of $25 million, provided such borrowings do not exceed amounts necessary for the Company to meet certain borrowing base requirements and financial covenants. The borrowing base was modified to potentially reduce the amount of inventory included in determining the amount available to be borrowed and the margin used to calculate the interest rate under the Amended Credit Facility is no longer subject to a matrix and is now established as 2.00% over the Base Rate and 3.0% over the LIBOR Rate. The Amended Credit Facility requires that Swisher Hygiene maintain Unencumbered Liquidity, as defined in the amendment, of at least $10 million.

The amendment also provides an extension for the delivery of the Company’s financial statements for the fiscal year ended December 31, 2011 and for the quarterly periods ended March 31, 2012 and June 30, 2012 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission or October 31, 2012. At the same time, the amendment waives any Default or Event of Default that may exist as a result of the Company not timely filing its Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the period ended March 31, 2012, and its Quarterly Report on Form 10-Q for the period ended June 30, 2012, so long as the Company files the Form 10-K and Form 10-Qs by October 31, 2012. The Company cannot provide assurance as to when it will complete these filings.

The foregoing description of the material terms of the amendment is qualified by reference to the terms of the amendment which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2012, Brian Krass, Senior Vice President and Chief Financial Officer of the Company, tendered his resignation from the Company.

On September 27, 2012, the Board of Directors of the Company appointed William T. Nanovsky as Interim Senior Vice President and Chief Financial Officer of the Company, effective September 24, 2012.

Mr. Nanovsky, 64, has over 25 years of experience as a financial executive in environments ranging from emerging growth entities to public companies with annual revenue of more than $20 billion. Since September 2011, he has been a founding Partner of The SCA Group, LLC (“SCA”), which provides C-level services including regulatory solutions, restructuring and interim management to their clients. SCA offers expertise and immediate action to help companies through complex and often unforeseen financial circumstances. Before SCA, from May 1998 to September 2011, Mr. Nanovsky was a Partner of Tatum, LLC, and served on Tatum’s Board of Managers from 2003 through 2007. At Tatum, he served:

(a)	As Chief Financial Officer of Specialty Foods Group, Inc., an international manufacturer and marketer of premium-branded, private-label and food service processed meat products. At Specialty Foods, a $300 million revenue-company listed on the Toronto Stock Exchange, Mr. Nanovsky was successful in restructuring the internal reporting and forecasting processes leading to accurate cash management and identification of the brands and products to be targeted for margin improvement.

(b)	As Chief Accounting Officer of a $3 billion publicly-traded provider of wireless telephone service to 5.5 million customers through 189 majority-owned subsidiaries where he led Sarbanes-Oxley (“SOX”) remediation of identified material weaknesses in internal control over financial reporting for income taxes, leases, derivatives and for fixed asset transfers and disposals, as well as completing and filing restatements of the company’s financial statements for 2002 through 2005.

(c)	AutoNation, Inc., a $20 billion automotive retailer developing the integration and reporting processes for more than 370 franchises preparing for SOX compliance.

Prior to Tatum, Mr. Nanovsky served as Chief Financial Officer, Senior Vice President and member of the Board of Directors of Seneca Foods Corporation, a Fortune 500 international food processor and distributor, where he restructured the customer service, billing, accounts receivable and credit functions from a decentralized to a centralized environment. All of Mr. Nanovsky’s professional effort and focus will be concentrated on Swisher Hygiene; however, he will remain a Partner of The SCA Group.

On September 27, 2012, the Company entered into a certain Interim Services Agreement (the “Services Agreement”), effective September 24, 2012, with SCA Group, LLC pursuant to which SCA Group agreed to provide the Company with the services of Mr. Nanovsky as the Company’s Interim Senior Vice President and Chief Financial Officer for consideration of up to $50,000 per month. The Services Agreement may be terminated by the Company or SCA Group at any time upon written notice to the other party.

Item 8.01. Other Events.

On September 27, 2012, the Company issued a press release announcing the resignation of Mr. Krass, the appointment of Mr. Nanovsky and the Amended Credit Facility. A copy of that press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Eighth Amendment to Credit Agreement and Pledge and Security Agreement, dated September 27, 2012, by and among Swisher Hygiene Inc., the Subsidiary Guarantors party thereto, the Required Lenders named therein and Wells Fargo Bank, National Association.
99.1	Press release, dated September 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2012	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Eighth Amendment to Credit Agreement and Pledge and Security Agreement, dated September 27, 2012, by and among Swisher Hygiene Inc., the Subsidiary Guarantors party thereto, the Required Lenders named therein and Wells Fargo Bank, National Association.
99.1	Press release, dated September 27, 2012.